Exhibit 99.1

Instructure Announces First Quarter 2023 Financial Results

First Quarter GAAP Revenue of $128.8 Million Grows 13.6% Year Over Year

Salt Lake City, UT (May 1, 2023)—Instructure Holdings, Inc. (Instructure) (NYSE: INST), the makers of the Canvas Learning Management System, today announced financial results for the first quarter ended March 31, 2023.

“In the first quarter of 2023, we achieved outstanding results with $128.8 million in revenue, a 13.6% year-over-year increase and another Rule of 50 quarterly performance," said Steve Daly, Instructure CEO. "Our dedication to customer satisfaction, efficient market strategy, and innovative platform has allowed us to adapt and thrive even in a difficult macroeconomic backdrop. Looking ahead, we will continue to lead innovation in the EdTech sector while maintaining a healthy balance between growth and profitability.”

Financial Highlights:

●
GAAP Revenue of $128.8 million, an increase of 13.6% year over year
●
Allocated Combined Receipts*, or ACR, of $128.8 million, an increase of 13.1% year over year
●
Operating loss of $5.9 million, or negative 4.6% of revenue, and Non-GAAP operating income* of $47.2 million, or 36.6% of ACR*
●
GAAP net loss of $11.9 million, or negative 9.2% of revenue, and Adjusted EBITDA* of $48.3 million, or 37.5% of ACR*
●
Cash flow from operations of negative $80.9 million and Adjusted Unlevered Free Cash Flow* of negative $63.4 million

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release.

Business and Operating Highlights:

●
The University of Massachusetts – Amherst selected Canvas based on a desire for a common experience for all of their students and faculty, whether they were engaged in a traditional, in-person, online or non-traditional education.

●
Sioux Falls School District selected Canvas LMS, Canvas Studio, and the full suite of Mastery products due to our comprehensive solution, customization capabilities, and our ability to migrate their district benchmark data to Mastery Connect.

●
The Dutch Institute for Public Safety (NIPV) selected Canvas due to our proven track record of integrating Canvas into customers' existing enterprise architecture, coupled with our experience in both higher education and continuing education.

Business Outlook

Based on information as of today, May 1, 2023, the Company is issuing the following financial guidance.

Second Quarter Fiscal 2023:

●
Revenue is expected to be in the range of $128.5 million to $129.5 million
●
Non-GAAP operating income* is expected to be in the range of $47.3 million to $48.3 million
●
Adjusted EBITDA* is expected to be in the range of $48.5 million to $49.5 million
●
Non-GAAP net income* is expected to be in the range of $26.0 million to $27.0 million

Full Year 2023:

●
Revenue is expected to be in the range of $521.3 million to $525.3 million
●
Non-GAAP operating income* is expected to be in the range of $194.8 million to $198.8 million
●
Adjusted EBITDA* is expected to be in the range of $199.4 million to $203.4 million
●
Non-GAAP net income* is expected to be in the range of $110.9 million to $114.9 million
●
Adjusted Unlevered Free Cash Flow* is expected to be in the range of $202.5 million to $206.5 million

*Non-GAAP operating income, Adjusted EBITDA, non-GAAP net income and Adjusted Unlevered Free Cash Flow are non-GAAP measures. Instructure is unable to provide guidance, or a reconciliation, for operating loss and net loss, the most closely comparable GAAP measures with respect to non-GAAP operating income, Adjusted EBITDA and non-GAAP net income, and net cash used in operating activities, the most closely comparable measure with respect to Adjusted Unlevered Free Cash Flow, because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Effective January 1, 2022, Instructure adopted ASU No. 2021-08, Business Combinations (Topic 805), which requires that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Revenue from Contracts with Customers (Topic 606). As a result, Instructure will no longer present guidance for ACR because GAAP revenue and ACR have now converged.

Conference Call Information

Instructure’s management team will hold a conference call to discuss our first quarter ended March 31, 2023 results today, May 1, 2023 at 5:00 p.m. ET. The conference call can be accessed by dialing (888) 330-2384 from the United States and Canada or (240) 789-2701 internationally with conference ID 1348899. A live webcast and replay of the conference call can be accessed from the investor relations page of Instructure’s website at ir.instructure.com. An archived replay of the webcast will be available following the conclusion of the call.

About Instructure

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports tens of millions of educators and learners around the world. Learn more at www.instructure.com.

Non-GAAP Financial Measures

Instructure has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition to Instructure’s results determined in accordance with GAAP, Instructure believes the following non-GAAP measures are useful in evaluating its operating performance and liquidity. Instructure believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

A reconciliation of Instructure’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

ACR. We define ACR as the combined receipts of our Company and companies that we have acquired allocated to the period of service delivery. We calculate ACR as the sum of (i) revenue and (ii) the impact of fair value adjustments to acquired unearned revenue related to Thoma Bravo’s acquisition of Instructure (the “Take-Private Transaction”) and the Certica Holdings, LLC (“Certica”), Eesysoft Software International B.V. (which was rebranded to “Impact by Instructure” or “Impact” subsequent to acquisition), and Kimono LLC (which was rebranded to “Elevate Data Sync” subsequent to acquisition) acquisitions where we do not believe such adjustments are reflective of our ongoing operations. Management uses this measure to evaluate the organic growth of the business period over period, as if the Company had operated as a single entity and excluding the impact of acquisitions or adjustments due to purchase accounting.

Non-GAAP Operating Income. We define non-GAAP operating income as loss from operations excluding the impact of stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions that we do not believe are reflective of our ongoing operations. We believe non-GAAP operating income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Net Income. We define non-GAAP net income as net loss excluding the impact of stock-based compensation, amortization of acquisition-related intangibles, the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions, transaction costs, sponsor costs, other non-recurring costs, and effects of foreign currency transaction gains that we do not believe are reflective of our ongoing operations. The tax effects of the adjustments are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction. We believe Non-GAAP net income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Basic non-GAAP net income per common share attributable to common stockholders is computed by dividing non-GAAP net income attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted non-GAAP net income per common share attributable to common stockholders is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period.

Adjusted EBITDA; Adjusted EBITDA Margin. EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization. We further adjust EBITDA to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, effects of foreign currency transaction (gains) and losses, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions. Although we exclude the amortization of acquisition-related intangibles from this non-GAAP measure, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by ACR.

Free Cash Flow, Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow. We define free cash flow as net cash used in operating activities less purchases of property and equipment and intangible assets, net of proceeds from disposals of property and equipment. We define unlevered free cash flow as free cash flow adjusted for cash paid for interest on outstanding debt and cash settled stock-based compensation. We define adjusted unlevered free cash flow as unlevered free cash flow adjusted for transaction costs, sponsor costs, impaired leases, and other non-recurring costs paid in cash. We believe free cash flow, unlevered free cash flow and adjusted unlevered free cash flow facilitate period-to-period comparisons of liquidity. We consider free cash flow, unlevered free cash flow and adjusted unlevered free cash flow to be important measures because they measure the amount of cash we generate and reflect changes in working capital.

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses. We define non-GAAP cost of revenue and non-GAAP operating expenses as GAAP cost of revenue and GAAP operating expenses, respectively, excluding the impact of stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, and amortization of acquisition-related intangibles that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Gross Profit; Non-GAAP Gross Profit Margin. We define non-GAAP gross profit as gross profit excluding the impact of stock-based compensation, transaction costs, other non-recurring costs, amortization of acquisition-related intangibles, and fair value adjustments to deferred revenue in connection with purchase accounting that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP Gross Profit Margin is defined as Non-GAAP gross profit divided by ACR.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the second quarter of 2023 and for the full year ending December 31, 2023, the Company’s growth, customer demand and application adoption, the Company’s research and development efforts and future application releases, and the Company’s expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with the continued economic uncertainty, including record-high inflation, supply chain challenges, labor shortages, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending by customers; failure to continue our recent growth rates; risks associated with future stimulus packages approved by the U.S. federal government; our ability to acquire new customers and successfully retain existing customers; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from pandemics and the ongoing effects of the COVID-19 pandemic; our history of losses and expectation that we will not be profitable for the foreseeable future; the impact of adverse general and industry-specific economic and market conditions; failure to manage our growth effectively; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	March 31, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$104,758	$185,954
Accounts receivable—net	63,505	71,428
Prepaid expenses	44,427	11,120
Deferred commissions	14,482	13,390
Other current assets	2,782	3,144
Total current assets	229,954	285,036
Property and equipment, net	12,249	12,380
Right-of-use assets	12,584	13,575
Goodwill	1,266,402	1,266,402
Intangible assets, net	506,930	542,679
Noncurrent prepaid expenses	7,427	871
Deferred commissions, net of current portion	16,745	18,781
Deferred tax assets	7,925	8,143
Other assets	5,654	5,622
Total assets	$2,065,870	$2,153,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,765	$18,792
Accrued liabilities	26,213	28,483
Lease liabilities	7,099	7,205
Long-term debt, current	4,013	4,013
Deferred revenue	203,231	275,564
Total current liabilities	254,321	334,057
Long-term debt, net of current portion	485,468	486,471
Deferred revenue, net of current portion	12,491	13,816
Lease liabilities, net of current portion	14,804	16,610
Deferred tax liabilities	21,425	24,702
Other long-term liabilities	1,382	1,706
Total liabilities	789,891	877,362
Stockholders’ equity:
Common stock	1,435	1,429
Additional paid-in capital	1,587,303	1,575,600
Accumulated deficit	(312,759)	(300,902)
Total stockholders’ equity	1,275,979	1,276,127
Total liabilities and stockholders’ equity	$2,065,870	$2,153,489

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three months ended March 31,
	2023	2022
	(unaudited)
Revenue:
Subscription and support	$118,480	$103,492
Professional services and other	10,363	9,970
Total revenue	128,843	113,462
Cost of revenue:
Subscription and support	38,810	35,546
Professional services and other	7,022	5,465
Total cost of revenue	45,832	41,011
Gross profit	83,011	72,451
Operating expenses:
Sales and marketing	50,850	43,321
Research and development	23,702	17,201
General and administrative	14,373	15,616
Total operating expenses	88,925	76,138
Loss from operations	(5,914)	(3,687)
Other income (expense):
Interest income	1,341	36
Interest expense	(9,485)	(4,553)
Other income	76	306
Total other income (expense), net	(8,068)	(4,211)
Loss before income taxes	(13,982)	(7,898)
Income tax benefit	2,125	2,353
Net loss and comprehensive loss	$(11,857)	$(5,545)
Net loss per common share, basic and diluted	$(0.08)	$(0.04)
Weighted-average common shares used in computing basic and diluted net loss per common share	143,112	140,952

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three months ended March 31,
	2023	2022
	(unaudited)
Operating Activities:
Net loss	$(11,857)	$(5,545)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,203	1,004
Amortization of intangible assets	35,749	33,741
Amortization of deferred financing costs	294	294
Stock-based compensation	9,635	7,813
Deferred income taxes	(3,059)	(3,411)
Other	181	(360)
Changes in assets and liabilities:
Accounts receivable, net	7,629	14,779
Prepaid expenses and other assets	(39,557)	(34,733)
Deferred commissions	944	304
Right-of-use assets	991	1,197
Accounts payable and accrued liabilities	(7,177)	(11,746)
Deferred revenue	(73,658)	(66,701)
Lease liabilities	(1,912)	(1,468)
Other liabilities	(324)	(1,113)
Net cash used in operating activities	(80,918)	(65,945)
Investing Activities:
Purchases of property and equipment	(1,327)	(1,333)
Proceeds from sale of property and equipment	6	22
Net cash used in investing activities	(1,321)	(1,311)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	3,295	4,076
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,279)	(1,263)
Repayments of long-term debt	(1,250)	—
Net cash provided by financing activities	766	2,813
Foreign currency impacts on cash, cash equivalents and restricted cash	301	590
Net decrease in cash, cash equivalents and restricted cash	(81,172)	(63,853)
Cash, cash equivalents and restricted cash, beginning of period	190,266	169,152
Cash, cash equivalents and restricted cash, end of period	$109,094	$105,299
Supplemental cash flow disclosure:
Cash paid for taxes	$181	$69
Interest paid	$8,096	$1,424
Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$186	$119

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ALLOCATED COMBINED RECEIPTS
(in thousands)
(unaudited)
	Three months ended March 31,
	2023	2022
Revenue	$128,843	$113,462
Fair value adjustments to deferred revenue in connection with purchase accounting	—	499
Allocated combined receipts	$128,843	$113,961

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME
(in thousands)
(unaudited)
	Three months ended March 31,
	2023	2022
Loss from operations	$(5,914)	$(3,687)
Stock-based compensation	10,010	9,476
Transaction costs(1)	3,836	1,424
Sponsor costs(2)	58	134
Other non-recurring costs(3)	3,449	912
Amortization of acquisition-related intangibles	35,748	33,739
Fair value adjustments to deferred revenue in connection with purchase accounting	—	499
Non-GAAP operating income	$47,187	$42,497

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended March 31,
	2023	2022
Net loss	$(11,857)	$(5,545)
Interest on outstanding debt	9,485	4,553
Benefit for taxes	(2,125)	(2,353)
Depreciation	1,203	1,004
Amortization	2	2
Stock-based compensation	10,010	9,476
Transaction costs(1)	3,836	1,424
Sponsor costs(2)	58	134
Other non-recurring costs(4)	3,550	912
Effects of foreign currency transaction gains	(351)	(292)
Amortization of acquisition-related intangibles	35,748	33,739
Interest income	(1,301)	—
Fair value adjustments to deferred revenue in connection with purchase accounting	—	499
Adjusted EBITDA	$48,258	$43,553

Net loss margin	(9.2)%	(4.9)%
Adjusted EBITDA margin	37.5%	38.2%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Three months ended March 31,
	2023	2022

Net cash used in operating activities	$(80,918)	$(65,945)
Purchases of property and equipment	(1,327)	(1,333)
Proceeds from disposals of property and equipment	6	22
Free cash flow	$(82,239)	$(67,256)
Cash paid for interest on outstanding debt	8,096	1,424
Cash settled stock-based compensation	374	1,664
Unlevered free cash flow	$(73,769)	$(64,168)
Transaction costs(1)	6,754	2,662
Sponsor costs(2)	57	50
Impaired leases	345	—
Other non-recurring costs(5)	3,169	1,166
Adjusted unlevered free cash flow	$(63,444)	$(60,290)

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three months ended March 31,
	2023	2022
Net loss	$(11,857)	$(5,545)
Stock-based compensation	10,010	9,476
Amortization of acquisition-related intangibles	35,748	33,739
Fair value adjustments to deferred revenue in connection with purchase accounting	—	499
Transaction costs(1)	3,836	1,424
Sponsor costs(2)	58	134
Other non-recurring costs(4)	3,550	912
Effects of foreign currency transaction gains	(351)	(292)
Tax effects of adjustments(6)	(13,118)	(11,421)
Non-GAAP net income	$27,876	$28,926
Non-GAAP net income per common share, basic	$0.19	$0.21
Non-GAAP net income per common share, diluted	$0.19	$0.20
Weighted average common shares used in computing basic Non-GAAP net income per common share	143,112	140,952
Weighted average common shares used in computing diluted Non-GAAP net income per common share	144,765	142,710

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended March 31,
	2023	2022
Gross profit	$83,011	$72,451
Stock-based compensation	793	658
Transaction costs(1)	180	44
Other non-recurring costs	339	19
Amortization of acquisition-related intangibles	16,073	15,690
Fair value adjustments to deferred revenue in connection with purchase accounting	—	499
Non-GAAP gross profit	$100,396	$89,361

GAAP gross margin	64.4%	63.9%
Non-GAAP gross margin	77.9%	78.4%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NET DEBT
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
Long-term debt, current	$4,013	$4,013
Long-term debt, net of current portion	485,468	486,471
Cash, cash equivalents and restricted cash	(109,094)	(190,266)
Net debt	$380,387	$300,218

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF TRAILING TWELVE MONTHS NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
March 31,
2023
Net loss	$(40,554)
Interest on outstanding debt	29,523
Benefit for taxes	(7,904)
Depreciation	4,690
Amortization	7
Stock-based compensation	40,313
Transaction costs(1)	11,535
Sponsor costs(2)	441
Other non-recurring costs(7)	6,003
Effects of foreign currency transaction losses	2,455
Amortization of acquisition-related intangibles	138,719
Interest income	(1,301)
Fair value adjustments to deferred revenue in connection with purchase accounting	369
Adjusted EBITDA	$184,296

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended March 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$38,810	$(379)	$(160)	$(134)	$(16,073)	$22,064
Professional services and other	7,022	(414)	(20)	(205)	—	6,383
Total cost of revenue	$45,832	$(793)	$(180)	$(339)	$(16,073)	$28,447

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended March 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$35,546	$(282)	$—	$(9)	$(15,690)	$19,565
Professional services and other	5,465	(376)	(44)	(10)	—	5,035
Total cost of revenue	$41,011	$(658)	$(44)	$(19)	$(15,690)	$24,600

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of ACR
Operating expenses:
Sales and marketing	$50,850	$(2,528)	$(628)	$—	$(1,131)	$(19,670)	$26,893	39.5%	20.9%
Research and development	23,702	(3,174)	(2,241)	—	(1,327)	(5)	16,955	18.4%	13.2%
General and administrative	14,373	(3,515)	(787)	(58)	(652)	—	9,361	11.2%	7.3%
Total operating expenses	$88,925	$(9,217)	$(3,656)	$(58)	$(3,110)	$(19,675)	$53,209	69.1%	41.4%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % ACR
Operating expenses:
Sales and marketing	$43,321	$(2,577)	$(9)	$—	$(271)	$(18,049)	$22,415	38.2%	19.7%
Research and development	17,201	(2,540)	(97)	—	(193)	—	14,371	15.2%	12.6%
General and administrative	15,616	(3,701)	(1,273)	(134)	(430)	—	10,078	13.8%	8.8%
Total operating expenses	$76,138	$(8,818)	$(1,379)	$(134)	$(894)	$(18,049)	$46,864	67.2%	41.1%

FOOTNOTES

(1) Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-close integration activities.

(2) Represents expenses incurred for services provided by Thoma Bravo and their affiliates.

(3) Includes other non-recurring costs as follows (in thousands):	Three months ended March 31,
	2023	2022
Contract modification fees	115	230
Employee severance	1,859	65
Workforce realignment costs	1,060	354
Other insignificant non-recurring costs	415	263
Total other non-recurring costs	$3,449	$912

(4) Includes other non-recurring costs as follows (in thousands):	Three months ended March 31,
	2023	2022
Loss on exit of leased properties	101	—
Contract modification fees	115	230
Employee severance	1,859	65
Workforce realignment costs	1,060	354
Other insignificant non-recurring costs	415	263
Total other non-recurring costs	$3,550	$912

(5) Includes other non-recurring costs paid in cash as follows (in thousands):	Three months ended March 31,
	2023	2022
Employee severance	$1,669	$65
Workforce realignment costs	1,060	215
Other insignificant non-recurring costs	440	886
Total other non-recurring costs paid in cash	$3,169	$1,166

(6) During the fourth quarter of 2022, we revised the methodology for calculating Non-GAAP Net Income (see Non-GAAP Financial Measures above for details). The table above includes the tax effects of the adjustments calculated by using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction.

(7) Includes other non-recurring costs as follows (in thousands):	March 31,
2023
Loss on exit of leased properties	101
Contract modification fees	115
Employee severance	2,538
Workforce realignment costs	2,094
Other insignificant non-recurring costs	1,155
Total other non-recurring costs	$6,003

For More Information:

Media Relations:
Brian Watkins
Corporate Communications
Instructure
(801) 610-9722
brian.watkins@instructure.com

Investor Relations:
April Scee
Managing Director
ICR, Inc.
(917) 497-8992
april.scee@icrinc.com